UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2011

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 31, 2011, ICF International, Inc. (the “Company”), through its wholly-owned subsidiary ICF Consulting Group, Inc. (the “Purchaser”), completed its acquisition of Ironworks Consulting, LLC, a Virginia limited liability company (“Ironworks”) pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) with the members (the “Members”) of Ironworks dated December 12, 2011. Under the terms of the Purchase Agreement, the Purchaser acquired 100% of the membership interests of Ironworks, for a cash purchase price of $100 million, subject to a post-closing adjustment based on Ironworks’ closing date working capital. The purchase is funded through the Company’s existing bank credit line.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2011.

The Purchase Agreement will provide investors with information regarding its terms and conditions and is not intended to provide any factual information about the Company, the Purchaser, Ironworks or the Members. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in the disclosure schedules provided by the Members to the Purchaser in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Purchaser and the Members, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Purchaser, Ironworks or the Members.

Item 8.01	Other Events

On January 3, 2012, the Company issued a press release announcing the acquisition of Ironworks. A copy of the release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(b) Pro forma financial information

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(c) Shell company transactions

Not applicable.

(d) Exhibits

99.1	Press Release dated January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: January 3, 2012	By:	/s/ Sandra Murray
Sandra Murray
Senior Vice President & Interim Chief Financial Officer